Exhibit 10.7

FORM

IDI, INC.

2015 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), is made and effective as of this      day of             , 201     (the “Grant Date”), by and between IDI, Inc., a Delaware corporation (“IDI”), and                      (“Optionee”).

W I T N E S S E T H:

WHEREAS, IDI is desirous of increasing the incentive of Optionee whose contributions are important to the continued success of IDI;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, IDI hereby grants Optionee options to purchase shares of Common Stock of IDI pursuant to the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.	GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, IDI hereby grants to the Optionee a non-qualified Option to purchase an aggregate of                      (                    ) shares of IDI’s Common Stock.

2.	EXERCISE PRICE

The Exercise Price of this Option shall be $         per share of Common Stock of IDI.

3.	TERM AND VESTING OF OPTION

(a) Option Period. This Option shall terminate and all rights to purchase shares hereunder shall cease on the tenth anniversary of the Grant Date.

(b) Vesting. Subject to Section 5 and 6 hereof, this Option shall become vested upon the dates described in the following schedule:

Date	Number of Vested Shares	Incremental Percentage of Vested Option Shares	Cumulative Percentage of Vested Option Shares

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There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

4.	EXERCISE AND PAYMENT

(a) General. When the Option has vested and any other conditions to the exercise of an Option have been satisfied, Optionee may exercise the Option only in accordance with the following provisions. Optionee shall deliver to IDI a written notice stating that Optionee is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(b) Payment of the Exercise Price. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to IDI of shares of Common Stock which have been previously owned by Optionee for the requisite period necessary to avoid a charge to IDI’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require Optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in IDI incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to through a “cashless exercise sale and remittance procedure” pursuant to which Optionee shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the requisite number of the purchased shares and remit to IDI, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to IDI to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

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5.	TERMINATION OF EMPLOYMENT

(a) General. Upon Optionee’s termination of employment or other service with the Company for any reason, the unvested portion of the Option shall expire.

(b) Termination for Reason Other Than Cause, Disability or Death. If Optionee’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by IDI for Cause, any Option held by Optionee may be exercised, to the extent exercisable at termination, by Optionee at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(c) Disability. If Optionee’s termination of employment or other service with IDI is by reason of a Disability of such Participant, any Option held by Optionee may be exercised, to the extent exercisable at termination, by Optionee at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service; provided, however, that if Optionee dies within such period, any vested Option held by Optionee upon death shall be exercisable by the Optionee’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after Optionee’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(d) Death. If Optionee dies while in the employment or other service of IDI, any Option held by Optionee may be exercised, to the extent exercisable at termination, by Optionee’s estate or the devisee named in Optionee’s valid last will and testament or the Optionee’s heir at law who inherits the Option, at any time within a period not to exceed one (1) year after the date of such Optionee’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(e) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by IDI for Cause (without regard to any notice or cure period requirement), any Option held by Optionee at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

6.	CHANGE IN CONTROL

Change in Control. In the event of a Change in Control, all unvested Options which have not vested on the date of such Change in Control shall immediately vest.

7.	MISCELLANEOUS

(a) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Delaware.

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(b) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(c) Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(d) Withholding. In connection with the exercise of the Option, the Optionee agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to such exercise, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

(e) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

(f) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(g) Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(h) No Rights to Continued Employment. Nothing contained herein shall give the Optionee the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Optionee.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

IDI, INC.

By:
Name:
Title:

OPTIONEE:

Name:
Address: